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                                                                    EXHIBIT 10.5



                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT, made and executed by and between GK Intelligent Systems, Inc., a Delaware Corporation, with its principal place of business in Houston, Harris County, Texas (hereinafter called the "Corporation" or "GKIS"), and ROCKNE J. HORVATH, of Sugar Land, Texas (hereinafter called "HORVATH" or "Professional"). Collectively, the Corporation and HORVATH shall be referred to as "the parties."



                             W I T N E S S E T H:


     WHEREAS, HORVATH desires to perform accounting and related management services on behalf of the Corporation and act as Accounting Manager as an employee of the Corporation, including the performance personally of such services as he and/or the Corporation's Board of Directors deem necessary; and

     WHEREAS, the Board of Directors of the Corporation desires to employ HORVATH in such capacities under the terms of this Agreement;

     THEREFORE, the parties mutually agree as follows:


                                   ARTICLE I
                                  EMPLOYMENT


     1.1 CONDITIONS OF EMPLOYMENT. The Corporation hereby employs HORVATH and HORVATH accepts such employment as Accounting Manager, to render professional services on behalf of the Corporation, subject to the supervision and direction of the Corporation's officers and Board of Directors and subject to the law of the Corporation as given in the Articles of Incorporation and the Bylaws.

     1.2 TERM OF EMPLOYMENT. The term of employment shall commence on or after the execution of this Agreement but not later than May 1, 1998, to be set out in HORVATH's notice to the Board, and shall continue until termination by either party as provided in Article IV.



                                  ARTICLE II
                                    DUTIES


     2.1 DEVOTION OF EFFORT. HORVATH agrees to devote sufficient time, attention, and skill to the performance of his duties as an employee of the Corporation as set out and authorized by the Board of Directors. During the term of this Agreement, he shall not render services on his own or on behalf of any party other than the Corporation unless otherwise authorized by the Board of Directors. For purposes of this Article II the Board specifically authorizes HORVATH to continue working on behalf of the existing clients of his CPA practice on a limited basis at such time or times as will not interfere with his duties to GKIS , and such work is deemed not to

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be in competition with GKIS for purposes of Article XII of this Agreement.

     2.2 DESCRIPTION OF DUTIES. HORVATH will provide accounting services related to the filing of Forms 10Q and 10K, as well as preparation and maintenance of related working papers, assistance in preparation of audit working papers for use by the Corporation's independent auditors, and assistance to GKIS management in the formulation, implementation and ongoing administration of the Corporation's accounting system, books and records, including the management of the personnel engaged in the various accounting and related clerical functions of such record keeping tasks, all as directed by the management of GKIS. Horvath shall also perform such duties on a part-time basis from the date of this agreement until May 1, 1998 on an hourly basis, and shall be compensated at the rate of $40.00 per hour upon presentation of an invoice therefor, unless Horvath notifies the Board and commences full-time employment sooner than such date.



                                  ARTICLE III
                                 COMPENSATION


     3.1  COMPENSATION AND BENEFITS.

          a. MONTHLY SALARY. As compensation for the services to be rendered hereunder, GKIS will pay to HORVATH a monthly salary in an amount equal to Eight Thousand Three Hundred Thirty-Three and 33/100 Dollars ($8,333.33). The monthly salary, shall be paid in semi-monthly payments of one-half the monthly amount each on the first and fifteenth day of each month with respect to the immediately preceding month, commencing on the fifteenth day of, or the first day of the first month after, the month in which employment commences hereunder, whichever comes first after the employment date

          b. BONUS OPTIONS FOR SHARES OF CORPORATION COMMON STOCK. In addition to the monthly salary and any other benefits available to all employees, including standard incentive qualified stock options, GKIS will grant to HORVATH incentive stock options for one hundred thousand (100,000) shares of GKIS restricted common stock (the "Bonus Options"), with one-fourth of such grant vesting annually for four years so long as HORVATH remains an employee of the Corporation, an affiliate or subsidiary. Contingent upon the Agreement remaining in force as a result of such continued employment, Bonus Options for twenty-five thousand (25,000) restricted shares will vest and be exercisable on the thirtieth day following the close of each of the first, second, third and fourth years following the month in which this agreement is executed. Except for the delayed vesting of their exercisability, this grant of stock options shall be governed by and subject to the GK INTELLIGENT SYSTEMS, INC. 1995 INCENTIVE STOCK OPTION PLAN, as set out in a separate incentive stock option agreement executed concurrently with this agreement by the parties. The number of shares shall also be adjusted as provided in Section 7.1 of such Plan. For all purposes related to the Grant of these options, the Board of Directors of GKIS has determined that

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     the date of such grant is March 13, 1998 and the Fair Market Value per share as of the date of such grant is Thirty One and 25/100 Cents ($.3125). Except as set out in paragraph 4.2 below, termination of this agreement will not cause the forfeiture of the Bonus Options for those months prior to termination in which the vesting requirements were met.

          c.  EMPLOYEE BENEFIT PLANS.   HORVATH shall be entitled to participate
     in all employee benefit plans to be established by the Board of Directors on the same terms and conditions as all other employees similarly situated.

          d. INITIAL GRANT OF SHARES. As additional compensation for the services to be rendered hereunder, GKIS will grant to HORVATH Twenty Thousand (20,000) shares of GKIS common restricted stock (the "Initial Shares"), issued immediately upon execution of this agreement or as soon thereafter as is practicable. The effective date of this grant will be March 13, 1998, the date of the agreement between the parties as to employment and compensation. The agreed value of the Initial Shares shall be $.3125 per share, the closing price for freely trading shares as of that date.

     3.2 DISALLOWED COMPENSATION. If the Internal Revenue Service shall find that HORVATH's salary constitutes unreasonable or excessive compensation, HORVATH agrees to repay to GKIS any amount disallowed to it as deductions that results in an increase in its tax liability for such year.



                                  ARTICLE IV
                           TERMINATION OF AGREEMENT



     4.1 ILLNESS OR OTHER INCAPACITY. If HORVATH, during the term of this Agreement, shall fail to perform his duties hereunder as a result of illness or other incapacity shall continue for a period of more than six months, the Corporation shall have the right to terminate this Agreement and the employment hereunder as of a date to be specified in a written notice of termination sent to HORVATH, such date to be not less than thirty (30) days following receipt of said notice.

     4.2 CONDUCT. If HORVATH shall willfully violate any law; embezzle or otherwise steal from the Corporation; use liquor or drugs to an extent which has a visible detrimental effect on his or her services; conduct herself publicly or privately in a manner which offends against decency or causes him to be held in public ridicule or causes public scandal, the Corporation shall have the right to terminate this contract and employment hereunder upon notice given in the manner specified in 4.1. In the event of termination under this Article 4.2, HORVATH shall not be eligible to receive unexercised stock option compensation for the year in which termination occurs, nor shall he be entitled to receive any deferred compensation credited to his account but not yet paid.

     4.3 UNILATERAL TERMINATION. Either party hereto may terminate this Agreement and employment hereunder effective as of a date to be specified in a written notice of

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termination, such date to be not less than thirty (30) days after delivery of the notice.



                                   ARTICLE V
                               DEATH OF EMPLOYEE


     5.1 DEATH. If HORVATH shall die during the term of this Agreement, his legal representative shall be entitled to receive his compensation as provided in Article III hereof.



                                  ARTICLE VI
                             ILLNESS OR INCAPACITY


     6.1 INABILITY TO PERFORM DUTIES. If HORVATH is unable to perform his duties hereunder by reason of illness or incapacity of any kind for a period of more than six months, his salary payments may be reduced or terminated by the Corporation at its absolute discretion. HORVATH's full salary shall be reinstated upon his return to full-time employment and the full discharge of his duties hereunder. This section shall in no way limit the rights of the Corporation under Article IV hereof.



                                  ARTICLE VII
                               LEAVES OF ABSENCE


     7.1 PAID LEAVE. Leaves of absence with full payment of salary may be granted to HORVATH for attendance at professional conventions, continuing education institutes in his profession and other professional or business activities, as approved by the Corporation, with full or partial payment of expenses at its sole discretion.

     7.2 UNPAID LEAVE. Unpaid leave of absence may be granted at the sole discretion of the Corporation for any other reasons upon request by HORVATH.



                                 ARTICLE VIII
                                   VACATIONS


     8.1 PAID VACATION. HORVATH shall be entitled to a vacation, the length of which as determined by the Board of Directors or the President of the Corporation, during which time his salary shall be paid in full. HORVATH shall take his vacation at such time or times as shall be approved by the corporation.



                                  ARTICLE IX
                                   EXPENSES


     9.1 EXPENSES REIMBURSED. During the period of his employment, HORVATH will be reimbursed for his reasonable expenses in accordance with general policy of the Corporation as adopted by the Board of Directors from time to time. In addition to such reimbursement expenses, HORVATH shall incur and pay in the course of his

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employment by the Corporation certain other necessary expenses as Director of
Research and Development, for which he will be required personally to pay but for which the Corporation shall reimburse or otherwise compensate him, including, but not limited to the following: automobile and transportation expenses; educational expenses incurred for the purpose of maintaining or improving HORVATH's professional skills, club dues, and the expenses of membership in civic groups, professional societies, and fraternal organizations, and all other items of reasonable and necessary professional expenses incurred by HORVATH in the performance of the services in which HORVATH has been engaged on behalf of the Corporation.



                                   ARTICLE X
                                  SUCCESSION


     10.1 ASSUMPTION BY SUCCESSOR TO CORPORATION. The Corporation will not consolidate or merge into or with another corporation, or transfer all or substantially all of its assets to another corporation, unless such corporation (hereinafter referred to as "Successor Corporation") shall assume this Agreement. Upon such assumption HORVATH and the Successor Corporation shall become obligated to perform the terms and conditions hereof, and the term "Corporation" as used in this Agreement shall be deemed to refer to such Successor Corporation; provided, however, HORVATH's duties shall be such as prescribed by the Board of Directors of the Successor Corporation.



                                  ARTICLE XI
                          PROPERTY RIGHTS OF PARTIES


     11.1 TRADE SECRETS. During the term of employment, HORVATH will have access to and become familiar with various trade secrets, consisting of formulas, devices, secret inventions, processes, and compilation of information, records, and specifications, owned by the Corporation and regularly used in the operation of the business of the Corporation. HORVATH shall not disclose any such trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his or her employment. All files, records, documents, drawings, specifications, equipment, and similar times relating to the business of the Corporation, whether or not prepared by HORVATH shall remain the exclusive property of the Corporation and shall not be removed from the premises of the Corporation under any circumstances without the prior written consent of the Corporation.

     11.2 RETURN OF CORPORATION'S PROPERTY. On the termination of employment or whenever requested by the Corporation, HORVATH shall immediately deliver to the Corporation all property in HORVATH's possession or under HORVATH's control belonging to the Corporation in good condition, ordinary wear and tear excepted.

     11.3 OWNERSHIP OF WORK PRODUCT.  The parties agree as follows:

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          A. PROPERTY OF GKIS. HORVATH agrees that all intellectual property including but not limited to all ideas and concepts contained in computer programs and software, documentation or other literature or illustrations that are conceived, developed, written, or contributed by HORVATH pursuant to this Agreement, either individually or in collaboration with others, shall belong to and be the sole property of GKIS.

          B. WORKS MADE FOR HIRE. HORVATH agrees that all rights in all works prepared or performed by HORVATH pursuant to this Agreement, including patent rights and copyrights applicable to any of the intellectual property described in Subparagraph (a) above, shall belong exclusively to GKIS and shall constitute "works made for hire" for purposes of copyright law.

          C. PROPERTY OF HORVATH. The provisions of this Paragraph XI shall not be construed to assign to GKIS any of HORVATH's rights in any invention for which no equipment, supplies, facilities, or trade secret information of GKIS was used, or that was developed entirely prior to this Agreement, or that does not result from any work performed by HORVATH for GKIS.



                                  ARTICLE XII
                        NO COMPETITION BY PROFESSIONAL


     12.1 NO COMPETING ACTIVITIES. During the term of this Agreement and for a period of three years (six months if following termination by GKIS for any cause other than as set out in 4.2 above) following termination of same, HORVATH shall not, directly or indirectly, either as an employee, employer, consultant, agent, Principal, Partner, Stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any business whatsoever that is in direct competition in any manner whatsoever with the core products and technologies (Smart One Trainer and its derivatives, Smart Enterprise, Doorways, Smart Support, Smart Perform or other Carnot derived products, and their successors and any other subsequent core businesses) of this Corporation within North America, unless a Court of competent Jurisdiction shall determine that the scope and/or time of this agreement renders it unenforceable, in which case the scope and/or time shall be reduced to that which the Court deems reasonable and enforceable. This provision shall not be construed to prevent HORVATH from accepting employment in the areas of public accounting or private accounting, administrative or information technology functions considered generic to industry, and which do not utilize any of the Corporation's core technologies or products.



                                 ARTICLE XIII
                                    NOTICES


     13.1 NOTICES. Any notice required or permitted to be given under this Agreement

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shall be sufficient if in writing and sent by mail to his residence, in the case of HORVATH, or to its principal office, in the case of the Corporation.



                                  ARTICLE XIV
                               WAIVER OF BREACH


     14.1 NONWAIVER OF SUBSEQUENT BREACH. The waiver by any party hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach by an party.



                                  ARTICLE XV
                                   AMENDMENT


     15.1 WRITTEN AMENDMENT. No amendment or modification of this Agreement shall be deemed effective unless or until executed in writing by the parties hereto with the same formality attending execution of this Agreement.



                                  ARTICLE XVI
                                 CHOICE OF LAW


     16.1 TEXAS LAW. This Agreement, having been executed and delivered in the State of Texas, its validity, interpretation, performance and enforcement will be governed by the laws of that state.

     EXECUTED in counterparts, each of which shall be deemed an original, effective the 13th day of March, 1998.


                                    /s/ ROCKNE J. HORVATH
                                    ___________________________________
                                    ROCKNE J. HORVATH



                                    GK INTELLIGENT SYSTEMS, INC.:



                                    By: /s/ Gary F. Kimmons
                                       ________________________________
                                       Gary F. Kimmons, CEO and Chairman

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